Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                      Contact: Paul Knopick

                                                                                                                                                    888-795-6336

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ITRONICS POSTPONES SPECIAL SHAREHOLDER MEETING UNTIL MAY 6

Reno, Nevada, April 16, 2008 – Itronics Inc. (OTCBB: ITRO; Frankfurt and Berlin Stock exchanges: ITG) reported today that its Special Meeting of Stockholders scheduled for April 18, 2008 has been rescheduled for Tuesday, May 6, 2008 at 10:00 a.m., at the Reno-Sparks Convention Center, 4590 S. Virginia St., Reno, Nevada, in Room A13, due to the need to provide shareholders additional time to submit their proxies.

ABOUT ITRONICS

Headquartered in Reno, Nevada, Itronics Inc. is a "Creative Environmental Technology" company and a world leader in photochemical recycling. The Company also provides environmentally compatible mining technology development, project planning, and technical services to the gold mining industry and operates the popular InsideMetals.com web site, http://www.insidemetals.com. which provides a value-added WORLD VIEW of Gold Producer Stocks, Mineral Producer Stocks, Junior Gold Stocks, and Junior Mineral Stocks. Itronics has received numerous domestic and international awards that recognize its ability to successfully create and implement new environmentally compatible recycling and fertilizer technologies. Visit http://www.itronics.com , http://www.goldngro.com , and http:///www.itromet.com for more information.

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VISIT OUR WEB SITE: http://www.itronics.com